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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                       Date of Report:  April 1, 1997





                          FOUNDATION HEALTH CORPORATION
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             (Exact name of registrant as specified in its charter)




DELAWARE                              1-10540                      68-0014772
------------------------       -------------------             ----------------
(State or other                 (Commission File                (IRS Employer
jurisdiction of                      Number)                     Identification
  corporation)                                                         No.)



3400 DATA DRIVE, RANCHO CORDOVA, CA                                    95670
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(Address of principal executive office)                             (Zip Code)


               Registrant's telephone number, including area code:
                                 (916) 631-5000


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Item 1.   Changes in Control of Registrant.

     On April 1, 1997, Foundation Health Corporation (the "Company") consummated its merger (the "Merger") with FH Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of Health Systems International, Inc. ("HSI"), pursuant to an Agreement and Plan of Merger dated as of October 1, 1996 by and among the Company, HSI and Merger Sub. As a result of the
Merger: (a) the Company is a wholly-owned subsidiary of HSI and (b) the former stockholders of the Company will receive 1.3 shares of Class A Common Stock of HSI for every share of the Company's Common Stock held. Effective April 1, 1997, HSI changed its name to Foundation Health Systems, Inc.

     Arrangements with respect to election of directors and certain other matters are described in the Joint Proxy Statement/Prospectus of the Company and HSI dated as of January 10, 1997.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  April 1, 1997.

                                         FOUNDATION HEALTH CORPORATION



                                         By       /s/  JEFFREY L. ELDER
                                             -----------------------------------
                                                    Jeffrey L. Elder
                                                Senior Vice President and
                                                 Chief Financial Officer


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